Anaptys Announces Stock Repurchase Plan

SAN DIEGO, March 24, 2025 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today announced that its Board of Directors has authorized a Stock Repurchase Plan under which the Company may repurchase up to $75,000,000 of the Company’s outstanding common stock, par value $0.001 per share.

Anaptys has cash, cash equivalents and investments greater than $420 million as of December 31, 2024, and anticipates receipt of a $75 million commercial sales milestone payment from GSK in 2025 or 2026. Notwithstanding the potential full execution of the Stock Repurchase Plan, the Company reiterates its previous cash runway guidance through year-end 2027 to execute its research and development plan, excluding potential future royalties from its GSK immuno-oncology financial collaboration.

The shares may be repurchased from time to time in open market transactions, or other means in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 10b-18 of the Exchange Act. The timing, number of shares repurchased, and prices paid for the stock under this program will depend on general business and market conditions as well as corporate and regulatory limitations, prevailing stock prices, and other considerations. The Stock Repurchase Plan will expire on December 31, 2025, may be suspended or discontinued at any time, and does not obligate the company to acquire any amount of common stock.

About Anaptys

Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics for autoimmune and inflammatory diseases. Its lead program, rosnilimab, a depleter and agonist targeting PD-1+ T cells, is in a Phase 2b trial for the treatment of rheumatoid arthritis and in a Phase 2 trial for the treatment of ulcerative colitis. Other antibodies in its portfolio include ANB033, a CD122 antagonist, in a Phase 1 trial and ANB101, a BDCA2 modulator, entering a Phase 1 trial. Anaptys has also discovered multiple therapeutic antibodies licensed to GSK in a financial collaboration for immuno-oncology, including a PD-1 antagonist (Jemperli (dostarlimab-gxly)) and a TIM-3 antagonist (cobolimab, GSK4069889). To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the company’s ability to execute the Stock Repurchase Plan, in whole or in part; the company’s projected cash runway, and the potential to receive any additional milestones or royalties from the GSK collaboration. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-

looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Contact:
Nick Montemarano
Executive Director, Investor Relations
858.732.0178
investors@anaptysbio.com